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                                                                    EXHIBIT 23.3




                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Harbinger Corporation:

We consent to the use of our report dated February 19, 1997 relating to the combined statements of operations, shareholders' equity (deficit), and cash flows of Supply Tech, Inc. and Supply Tech International, LLC for the year ended December 31, 1995 included in Harbinger Corporation's Form 8-K/A Amendment No. 1 filed on March 18, 1997 and Harbinger Corporation's Current Report on Form 8-K filed on July 1, 1997 and incorporated by reference in the Form S-8 Registration Statement of Harbinger Corporation.


                                    Ciulla, Smith & Dale, LLP





Southfield, Michigan
August 18, 1998















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